Exhibit 99.906.CERT

Harrison Street Infrastructure Income Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Mark D. Quam, Chief Executive Officer of Harrison Street Infrastructure Income Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended March 31, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	June 4, 2026	/s/ Mark D. Quam
Mark D. Quam, Chief Executive Officer
(principal executive officer)

I, Brian Petersen, Chief Financial Officer of Harrison Street Infrastructure Income Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended March 31, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	June 4, 2026	/s/ Brian Petersen
Brian Petersen, Chief Financial Officer
(principal financial officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.